Exhibit 99.1

Pernix Therapeutics Announces Result of Bid Process for Acquisition of
Worldwide Rights to Contrave® for Weight Loss

MORRISTOWN, N.J. — June 22, 2018 — Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX), a specialty pharmaceutical company, today announced that Nalpropion Pharmaceuticals, Inc. ("Nalpropion"), the special purpose vehicle ("SPV") created by Pernix and an investor group (collectively with Pernix, the "Investors"), has been informed by Orexigen Therapeutics, Inc. ("Orexigen") that no other bids for Orexigen's assets were received by the courtapproved bid deadline. Accordingly, Nalpropion anticipates being declared the highest and best bidder for the assets and closing on the transaction by July 13, 2018, subject to satisfaction of the closing conditions, including court approval.

In April 2018, Nalpropion entered into a "stalking horse" asset purchase agreement to acquire certain assets of Orexigen, including worldwide rights to Contrave® (naltrexone HCl / bupropion HCl), a prescription-only weight loss medication, for $75 million in cash. Upon closing of this transaction, Pernix will receive a management fee equal to 5% of net sales derived by the SPV and reimbursement of certain shared services expenses at cost in exchange for assuming responsibility for product distribution in the United States and managing the SPV for an initial term of two years. Pernix will contribute 10% of the capital required to fund the purchase price and working capital needs, funded through a draw under its existing delayed draw term loan facility. In addition, Pernix will receive two purchase options to acquire up to 49.9% and 100% of the SPV at specified time periods and purchase prices.

"We are excited about the opportunity for Pernix to continue the positive growth trend for this market leading product," said John Sedor, Chairman and Chief Executive Officer of Pernix. "We believe this transaction has the potential to create significant shareholder value, as Pernix will recognize immediate benefits in the form of a management fee and shared services reimbursement, while also having the opportunity to acquire the rights to Contrave over time."

Orexigen has been a debtor pursuant to Chapter 11 of the U.S. Bankruptcy Code since March 2018 and the sale of its assets remains subject to approval by the Bankruptcy Court.

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market. The Company is currently focused on the therapeutic areas of Pain and Neurology, and has an interest in expanding into additional specialty segments. The Company promotes its branded products to physicians through its internal sales force and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions are forward-looking statements. These statements reflect the Company's current views, expectations and beliefs concerning future events. In addition, any statements related to Pernix's future strategy and plans with respect to closing the transactions contemplated by the "stalking horse" asset purchase agreement, the SPV, Contrave or the related U.S. bankruptcy proceeding involving Orexigen, and the anticipated benefits therefrom, contained herein are forward-looking statements. Such plans, expectations and statements are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company and are subject to significant business, financial, economic, operating, competitive, litigation and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein. The inclusion of forward-looking statements should not be regarded as a representation by Pernix that any of its plans will be achieved. Investors should note that many factors, including the risks and uncertainties inherent in the outcome of pending litigation and settlement proceedings, as more fully described in Pernix's filings with the Securities and Exchange Commission ("SEC") (including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the SEC), could affect the Company's future financial results and could cause actual results to differ materially from those expressed in forward-looking statements, such as those contained in this press release. The forward-looking statements in this press release are qualified by risk factors identified by the Company. These risk factors, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

CONTACT
 Investor Relations
Bob Yedid
LifeSci Advisors, LLC
Bob@LifeSciAdvisors.com